Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-252430) and on Form S-1 (No. 333-248588) of Lixte Biotechnology Holdings, Inc. of our report dated March 26, 2021 relating to the consolidated financial statements for the years ended December 31, 2020 and 2019, which appears in this Annual Report on Form 10-K.

/s/ Weinberg & Company

Weinberg & Company, P.A.

Los Angeles, California

March 26, 2021